Exhibit 99.1

Zymeworks Announces Selection of ZW25 Abstract for Oral Presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting

Data will Highlight the Single Agent Activity of ZW25, a HER2-Targeted Bispecific Antibody

Vancouver, Canada (April 25, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, announced today that the abstract highlighting new data from the Company's adaptive Phase 1 clinical trial for ZW25 has been selected for an oral presentation at the American Society of Clinical Oncology (ASCO) being held in Chicago from June 1 through 5, 2018.
The oral presentation, entitled "Single Agent Activity of ZW25, a HER2 Targeted Bispecific Antibody, in Heavily Pretreated HER2 Expressing Cancers," is scheduled for Friday June 1, 2018 at 2:45 pm CT during the session on Developmental Therapeutics – Clinical Pharmacology and Experimental Therapeutics in room S406.
"We look forward to sharing the updated ZW25 data and are honored that it has been selected by ASCO for an oral presentation at their annual meeting," said Ali Tehrani, Ph.D., Zymeworks' President & CEO. "With over 35,000 oncology professionals from around the world anticipated to attend, it is an excellent opportunity to share an update of the data and to establish new relationships to realize the full potential of this therapeutic candidate."
Phase 1 Testing of ZW25
Zymeworks' adaptive Phase 1 study is divided into three parts. Enrollment in the first portion of the study (the dose-escalation phase) has been completed. The Company has previously reported preliminary results from this part of the trial showing encouraging tolerability and anti-tumor activity in heavily pretreated patients with HER2-expressing cancers, including breast and gastric cancers.
In the second part of the study, which is now ongoing, expansion cohorts are being enrolled to further assess ZW25's tolerability and single agent anti-cancer activity. The five cohorts include patients with HER2 high breast, HER2 high gastric, HER2 intermediate breast, HER2 intermediate gastric, and other HER2-expressing cancers.
The third part of the study, which is also ongoing, is evaluating the safety and anti-tumor activity of ZW25 in combination with selected chemotherapy agents in patients with HER2 low to high-expressing breast cancer or HER2 intermediate to high-expressing gastric cancers.
About ZW25
ZW25 is being evaluated in a Phase 1 clinical trial in the United States and Canada. It is a bispecific antibody, based on Zymeworks' Azymetric™ platform, that can simultaneously bind two non-overlapping epitopes of HER2, known as biparatopic binding. This unique design results in multiple mechanisms of action including dual HER2 signal blockade, increased binding and removal of HER2 protein from the cell surface, and potent effector function and has led to encouraging anti-tumor activity in patients. Zymeworks is developing ZW25 as a HER2-targeted treatment option for patients with any solid tumor that expresses HER2.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks' suite of complementary therapeutic platforms and its fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. Zymeworks' lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial.  Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks' wholly owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.
Cautionary Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to ZW25's advancement and development, the presentation of data at ASCO and other information that is not historical information. When used herein, words such as "anticipate", "being", "will", "may", "continue", and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks' current expectations and various assumptions.  Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under "Risk Factors" in Zymeworks' Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks' current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.
Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net